Exhibit 4.11(A)

Addendum No. 2 to the Service Agreement, dated February 1, 2014
Dated and Signed March 3, 2020

BETWEEN:	Ituran Location and Control, Ltd. Public Company No. 52-0043811
Of: 3 Hashikma Street, Azor
	(hereinafter: "the Company")	Party of the First Part;
AND:	Mr. Nir Sheratzky
I.D. No. 029051877
Of: 7 Hanachshol St., Arsuf
	(hereinafter: "Nir")	Party of the Second Part;
AND:	Galnir Management and Investments Ltd.
Private Company No. 514384247
Of: 3 Hanachshol St., Arsuf
	(hereinafter: "the Service Provider")	Party of the Third Part;

WHREAS                  the Company and Service Provider and Nir have entered into Service Agreement dated February 1, 2014 (hereinafter: "the Agreement").

AND WHEREAS      the parties wish to extend the term of the Agreement for an additional term of three years;

THEREFORE, THE PARTIES DECLARED, AGREED AND STIPULATED AS FOLLOWS:

According to Section 6.1 to the Agreement, the term of the Agreement shall be extended for additional three years, starting from February 1, 2020.

AND IN WITNESS THEREOF THE PARTIES HAVE AFFIXED THEIR SIGNATURES:

___________            _______________
       NIR                     THE COMPANY

_______________
THE EMPLOYER